SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                         ____________

                           FORM 8-K

                         ____________

                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 17, 1996

                  Evergreen Bancshares, Inc.

    (Exact name of registrant as specified in its charter)

       Florida                         0-27200                 63-102550

(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)         Identification No.)

      1706 West Tennessee Street, Tallahassee, Florida              32304

              (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:   (904) 222-4600


Item 6.

Robert W. Minnick, Jr., a Director, President, and Chief Executive Officer of Evergreen Bancshares, Inc., and its principal subsidiary, Guaranty
National Bank of Tallahassee, resigned from all positions on October 17, 1996.

The Company hopes to elect a successor to these executive offices in the near future. However, approval of the Federal Reserve Board and the Office of the Comptroller of the Currency is required before a successor's appointment to these positions with the Company and the Bank, respectively, can become effective.

Pursuant to the requriements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 23, 1996.

                                            EVERGREEN BANCSHARES, INC.



                                            BY:   /s/  Linda C. Alexionok
                                                  Linda C. Alexionok
                                                  Secretary